Exhibit 5.1

Zysman, Aharoni, Gayer and
Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109

December 26, 2012

Pluristem Therapeutics Inc.
Matam Advanced Technology Park
Building No. 20
Haifa 31905, Israel

Re: Sale of Pluristem Therapeutics Inc. Shares pursuant to At Market Issuance Sales Agreement

Ladies and Gentlemen:

We have acted as counsel to Pluristem Therapeutics Inc., a Nevada corporation (the “Company”),  in connection with (i) the issuance and sale by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of  securities, including shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), at an aggregate initial offering price not to exceed $150,000,000, registered pursuant to the Registration Statement on Form S-3 (File No. 333-177009) (including the prospectus contained therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”); and (ii) the prospectus supplement, dated December 26, 2012 (the “Prospectus Supplement”), relating to the issuance and sale from time to time by the Company of shares of Common Stock with an aggregate offering price of up to $95,000,000 (the “Shares”).  The Shares are to be issued and sold by the Company pursuant to an At Market Issuance Sales Agreement dated December 26, 2012 (the “Sales Agreement”), between the Company and MLV & Co. LLC.  The Sales Agreement will be filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, dated December 26, 2012.

We are acting as counsel for the Company in connection with the registration and sale of the Shares. We have examined copies of the Registration Statement and Prospectus Supplement filed or to be filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Articles of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

For purposes of our opinion, we have examined an official compilation of “Title 7 – Business Associations; Securities; Commodities, Chapter – 78 – Private Corporations” of the Nevada Revised Statutes (such examination being limited to the provisions of such statutes only, and not including any annotations or commentary). We do not purport to be experts on the laws of the State of Nevada, and with your permission our opinion is based upon such limited experience. Other than such examination and our examination of the documents indicated above, we have made no other examination in connection with this opinion. We express no opinion herein concerning the federal laws of the United States of America or any state securities or blue sky laws.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Sales Agreement, will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that: (i) the Prospectus Supplement has been timely filed with the Commission; (ii) the Company will issue and deliver the Shares in the manner contemplated by the Registration Statement, the Prospectus Supplement and the Sales Agreement; and (iii) the Shares will be issued in compliance with applicable federal and state securities laws.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, as further limited above, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Form 8-K of the Company being filed on the date hereof in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, /s/ Zysman, Aharoni, Gayer and Sullivan & Worcester LLP Zysman, Aharoni, Gayer and Sullivan & Worcester LLP